                                                                    EXHIBIT 99.1

ITEM 6. SELECTED FINANCIAL DATA.

         The selected financial data presented below for the years ended December 31, 2003, 2002 and 2001, and at December 31, 2003 and December 31, 2002, are derived from our audited consolidated financial statements included elsewhere in this Annual Report on Form 10-K. The selected financial data for the years ended December 31, 2000 and 1999, and at December 31, 2001, 2000 and 1999, are derived from our audited consolidated financial statements not included herein. The selected financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with our consolidated financial statements and notes thereto included elsewhere in this Annual Report on Form 10-K.

                           PSYCHIATRIC SOLUTIONS, INC.
                             SELECTED FINANCIAL DATA
                   AS OF AND FOR THE YEARS ENDED DECEMBER 31,


                                                                     2003        2002         2001        2000        1999
                                                                   --------    ---------     -------    --------     -------
                                                                        (Dollars in thousands, except per share amounts)
INCOME STATEMENT DATA:
Revenue                                                            $284,946    $ 113,912     $43,999    $ 23,502     $ 4,500
Costs and expenses:
     Salaries, wages and employee benefits                          147,069       62,326      26,183      15,257       4,350
     Other operating expenses                                        96,735       35,716      11,322       5,826       1,609
     Provision for bad debts                                          6,315        3,681         662         467         529
     Depreciation and amortization(1)                                 5,734        1,770         945         757         234
     Interest expense                                                14,781        5,564       2,660       1,723         371
     Other expenses(2)                                                5,271          178       1,237        --          --
                                                                   --------    ---------     -------    --------     -------
         Total costs and expenses                                   275,905      109,235      43,009      24,030       7,093
                                                                   --------    ---------     -------    --------     -------
Income (loss) from continuing operations before income taxes          9,041        4,677         990        (528)     (2,593)
Provision for (benefit from) income taxes                             3,800       (1,007)       --          --          --
                                                                   --------    ---------     -------    --------     -------
Income (loss) from continuing operations                           $  5,241    $   5,684     $   990    $   (528)    $(2,593)
                                                                   ========    =========     =======    ========     =======
Net income (loss) available to common stockholders                 $  4,405    $   5,684     $ 2,578    $ (1,916)    $(6,877)
                                                                   ========    =========     =======    ========     =======
Basic earnings (loss) per share from continuing operations         $   0.53    $    0.93     $  0.20    $  (0.11)    $ (0.64)
                                                                   ========    =========     =======    ========     =======
Basic earnings (loss) per share                                    $   0.53    $    0.93     $  0.51    $  (0.40)    $ (1.69)
                                                                   ========    =========     =======    ========     =======
Shares used in computing basic earnings (loss) per share              8,370        6,111       5,010       4,817       4,062
Diluted earnings (loss) per share from continuing operations       $   0.44    $    0.86     $  0.19    $  (0.11)    $ (0.64)
                                                                   ========    =========     =======    ========     =======
Diluted earnings (loss) per share                                  $   0.44    $    0.86     $  0.49    $  (0.40)    $ (1.69)
                                                                   ========    =========     =======    ========     =======
Shares used in computing diluted earnings (loss) per share from
  continuing operations                                              11,749        6,986       5,309       4,817       4,062


         See Management's Discussion and Analysis of Financial Condition and Results of Operations and Notes to Consolidated Financial Statements describing the reclassification from continuing operations to discontinued operations of three contracts to manage state-owned facilities in Florida assumed in 2003 with the acquisition of Ramsay Youth Services, Inc. and exited during 2004.

                           PSYCHIATRIC SOLUTIONS, INC.
                       SELECTED FINANCIAL DATA (CONTINUED)
                   AS OF AND FOR THE YEARS ENDED DECEMBER 31,

                                          2003        2002        2001         2000        1999
                                        --------    --------    --------     --------     -------
                                             (Dollars in thousands, except per share amounts)
BALANCE SHEET DATA:
Cash                                    $ 44,954    $  2,392    $  1,262     $    336     $ 1,164
Working capital (deficit)                 67,153       2,369      (3,624)      (4,571)        920
Property and equipment, net              149,589      33,547      17,980          308         300
Total assets                             347,658      90,138      54,294       26,356      13,154
Total debt                               175,003      43,822      36,338       16,641       6,428
Series A convertible preferred stock      25,316        --          --           --          --
Stockholders' equity                      91,328      30,549       9,238        6,235       5,817

OPERATING DATA:
Number of facilities                          24           5           4         --          --
Number of licensed beds                    3,128         699         489         --          --
Admissions                                35,824      14,737       3,027         --          --
Patient days                             678,506     145,575      30,511         --          --
Average length of stay                        19          10          10         --          --
-------------------------------------------------------------------------------------------------

(1) Refer to the notes to the consolidated financial statements regarding the non-amortization provisions of goodwill for transactions completed subsequent to June 30, 2001 and effective for fiscal years ending after December 15, 2001.

(2) Refer to the notes to the consolidated financial statements regarding our adoption of Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). As a result of our adoption of SFAS 145, we have reclassified certain losses on refinancing of long-term debt previously reported as an extraordinary item to a component of income from continuing operations.